Exhibit 99.1
HIGH VOLTAGE INTERACTIVE, INC.
INDEPENDENT AUDITOR’S REPORT
AND
FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 2005 AND 2004

1

INDEX TO FINANCIAL STATEMENTS

High Voltage Interactive, Inc.
Financial Statements

2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Aptimus, Inc. and the Shareholder of
High Voltage Interactive, Inc.

We have audited the accompanying balance sheets of High Voltage Interactive, Inc. (“the Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High Voltage Interactive, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12 to the financial statements, on August 17, 2006 substantially all of the Company’s assets were acquired by Aptimus, Inc.

/s/ Moss Adams LLP
San Francisco, California
November 1, 2006

HIGH VOLTAGE INTERACTIVE, INC.

BALANCE SHEETS
(in thousands)

	June 30	December 31,
	2006	2005	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$347	$132	$46
Accounts receivable, net	2,483	1,521	1,052
Prepaid expenses and other assets	34	34	2
Marketable securities	—	612	—
Total current assets	2,864	2,299	1,100
Fixed assets, net	47	39	20
Deposits	3	3	2
Total assets	$2,914	$2,341	$1,122
LIABILITIES AND SHAREHOLDER’S EQUITY
Accounts payable	$1,991	$1,079	$739
Accrued and other liabilities	268	249	77
Notes payable	145	145	45
Notes payable - shareholder	—	—	6
Total current liabilities	2,404	1,473	867
Commitments and contingencies (note 8)
Shareholder’s equity:
Common stock, no par value; 10,000 shares authorized, 9,000 issued and outstanding at June 30, 2006 (unaudited), December 31, 2005 and 2004	23	23	23
Retained earnings	487	845	232
Total shareholder’s equity	510	868	255
Total liabilities and shareholder’s equity	$2,914	$2,341	$1,122

The accompanying notes are an integral part of these financial statements.

HIGH VOLTAGE INTERACTIVE, INC.

STATEMENTS OF OPERATIONS
(in thousands)

	Six-months ended June 30,	Six-months ended June 30,	Year ended December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Revenues	$5,818	$3,843	$7,853	$2,852
Operating expenses:
Cost of revenues	4,005	2,194	4,824	1,847
Sales and marketing	693	485	1,266	459
Connectivity and network costs	123	21	71	125
Research and development	203	163	352	32
General and administrative	252	229	479	187
Depreciation and amortization	11	12	13	3
Total operating expenses	5,287	3,104	7,005	2,653
Operating income	531	739	848	199
Interest expense	(6)	(2)	(4)	(4)
Interest income	5	3	12	—
Income before income taxes	530	740	856	195
Provision for income taxes	(8)	(14)	(13)	(3)
Net income	$522	$726	$843	$192

The accompanying notes are an integral part of these financial statements.

HIGH VOLTAGE INTERACTIVE, INC.

STATEMENTS OF SHAREHOLDER’S EQUITY
(in thousands)

				Total
	Common Stock		Retained	Shareholder’s
	Shares	Amount	Earnings	Equity
Balance on December 31, 2003	9,000	$23	$40	$63
Net income	—	—	192	192
Balance on December 31, 2004	9,000	23	232	255
Net income	—	—	843	843
Distributions	—	—	(230)	(230)
Balance on December 31, 2005	9,000	23	845	868
Net income (unaudited)	—	—	522	522
Distributions (unaudited)	—	—	(880)	(880)
Balance on June 30, 2006 (unaudited)	9,000	$23	$487	$510

The accompanying notes are an integral part of these financial statements.

HIGH VOLTAGE INTERACTIVE, INC.

STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended June 30,	Six months ended June 30,	Year ended December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income	$522	$726	$843	$192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11	12	13	3
Bad debt expense	17	—	17	2
Changes in assets and liabilities:
Accounts receivable	(979)	(432)	(486)	(641)
Prepaid expenses and other assets	—	2	(33)	(4)
Accounts payable	912	516	340	738
Accrued and other liabilities	19	107	172	(248)
Net cash provided by operating activities	502	931	866	42
Cash flows from investing activities
Purchase of property and equipment	(19)	(15)	(32)	(18)
Purchase of marketable securities	(618)	(503)	(1,918)	—
Sale of marketable securities	1,230	—	1,306	—
Net cash provided by (used in) investing activities	593	(518)	(644)	(18)
Cash flows from financing activities
Payment of distributions	(880)	(69)	(230)	—
Proceeds from notes payable	—	—	100	—
Payments on notes payable - shareholder	—	—	(6)	(16)

Net cash used in financing activities	(880)	(69)	(136)	(16)

Net increase in cash and cash equivalents	215	344	86	8

Cash and cash equivalents at beginning of period	132	46	46	38

Cash and cash equivalents at end of period	$347	$390	$132	$46

The accompanying notes are an integral part of these financial statements.

HIGH VOLTAGE INTERACTIVE, INC.

NOTES TO FINANCIAL STATEMENTS

1. Organization and business

High Voltage Interactive, Inc. (“High Voltage” or the “Company”) operates an online direct marketing network. High Voltage is primarily an online marketing service that generates sales leads, creates product awareness, and initiates consumer purchases through promotional offers, primarily in the education market. High Voltage was incorporated as a California corporation in 2002.

2. Summary of significant accounting policies

Unaudited interim financial information

The interim financial information as of June 30, 2006 and for the six months ended June 30, 2006 and 2005 is unaudited. The unaudited interim financial information has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 10 of Regulation S-X. In the opinion of the Company's management, the unaudited interim financial information has been prepared on the same basis as the annual financial statements and includes all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the Company's financial position as of June 30, 2006 and results of operations and cash flows for the six months ended June 30, 2006 and 2005. The results for the six months ended June 30, 2006 are not necessarily indicative of the results of operations to be expected for any subsequent period or the entire year ending December 31, 2006.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. Significant accounting policies and estimates underlying the accompanying financial statements include:

•	the timing of revenue recognition;
•	the allowance for doubtful accounts;
•	the lives and recoverability of equipment;
•	pension liability.

It is reasonably possible that the estimates we make may change in the future.

Cash and cash equivalents

High Voltage generally considers any highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents.

High Voltage invests its cash in deposits at a major financial institution that may, at times, exceed federally insured limits. We believe that the risk of loss is minimal. To date, we have not experienced any losses related to temporary cash investments.

Marketable securities

High Voltage classifies, at the date of acquisition, its marketable securities into categories in accordance with the provisions of Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” At December 31, 2005, marketable securities consisted of certificates of deposit with maturities of less than one year. There were no marketable securities at December 31, 2004.

Accounts receivable

High Voltage grants credit to its customers for substantially all of its sales. Accounts receivable are stated at their estimated net realizable value. The estimate of allowance for doubtful accounts is based on identification of specific accounts that may not be collectible. Accounts receivable are considered past due when payment has not been received within the contractual terms, which are generally net 30 days from invoice date. Amounts are considered uncollectible and written off to the reserve for bad debts when all internal collection efforts have been exhausted.

Fixed assets

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over their estimated useful lives. The estimated useful lives for financial reporting purposes are as follows:

Office furniture and equipment	Five years
Computer hardware and software	Three years

The cost of normal maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. Gains or losses on the disposition of assets in the normal course of business are reflected in the results of operations at the time of disposal.

Impairment of long-lived assets

High Voltage evaluates its long-lived assets for impairment and continues to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. We evaluate the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with these assets. If at the time, such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. No impairment charges were recognized during the years ended December 31, 2005 or 2004.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash, accounts receivable, marketable securities, accounts payable, and accrued liabilities approximate fair value because of their short maturities.

Revenue recognition

In the years ended December 31, 2005 and 2004, High Voltage derived revenue from providing response-based advertising programs through a network of web site publishers.

Revenue earned for response-based advertising through the High Voltage network is based on a fee per lead and is recognized when the lead information is delivered to the client.

Revenues generated through network publishers are recorded on a gross basis in accordance with Emerging Issues Task Force consensus 99-19 (EITF 99-19). Fees paid to network publishers related to these revenues are shown as cost of revenues on the Statement of Operations. High Voltage shares a portion of the amounts it bills its advertiser clients with the third-party web site owners or “publishers” on whose web properties High Voltage distributes the advertisements. While this “revenue share” approach is High Voltage’s primary payment model, it will, as an alternative, occasionally pay web site owners either a fixed fee for each completed user transaction or a fee for each impression of an advertisement served on the web site.

The Company has evaluated the guidance provided by EITF 99-19 as it relates to determining whether revenue should be recorded gross or net for the payments made to network publishers and opt-in email list owners and have determined the recording of revenues gross is appropriate based upon the following factors:

•	High Voltage acts as a principal in these transactions;

•	High Voltage and its customer are the only companies identified in the signed contracts;

•	High Voltage and its customer are the parties who determine pricing for the services;

•	High Voltage is solely responsible to the client for fulfillment of the contract;

•	High Voltage bears the risk of loss related to collections;

•	High Voltage determines how the offer will be presented across the network; and

•	Amounts earned are based on leads or emails delivered and are not based on amounts paid to publishers.

Defined benefit pension obligations

The Company accounts for its defined benefit pension plan by accruing for its obligation to the participants, as well as the corresponding net periodic cost. The Company determines its obligation to the participants and its net periodic cost principally using actuarial valuations provided by third-party actuaries.

Advertising costs

High Voltage expenses advertising costs as incurred. Total advertising expense for the years ended December 31, 2005 and 2004, were $6,000 and $7,000, respectively.

Research and development costs

Research and development costs are expensed as incurred.

Income taxes

High Voltage accounts for income taxes under the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recorded.

High Voltage has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for current or deferred federal income taxes is included in these financial statements. The California Revenue and Taxation Code requires a franchise tax equal to the greater of $800 or 1.5% of taxable income. Distributions are made to the shareholder periodically, to cover their portion of the income taxes on the Company's earnings.

Concentrations of credit risk

Concentrations of credit risk with respect to accounts receivable exist due to the large number of Internet based companies that we do business with. This risk is mitigated due to the wide variety of customers to which High Voltage provides services, as well as the customer’s dispersion across many different geographic areas.

During the six-months ended June 30, 2006, three customers accounted for 30.2%, 29.2% and 13.5% of total revenues (unaudited). No other customers accounted for 10% or more of total revenues. During the year ended December 31, 2005, three customers accounted for 27.1%, 18.8% and 16.9% of total revenues. No other customers accounted for 10% or more of total revenues. During the year ended December 31, 2004, two customers accounted for 29.3% and 20.2% of revenues. No other customers accounted for 10% or more of total revenues.

As of June 30, 2006, three customers accounted for 29.3%, 27.3% and 22.8% of outstanding accounts receivable (unaudited). No other customers accounted for 10% or more of outstanding accounts receivable. As of December 31, 2005, three customers accounted for 31.6%, 23.8% and 21.0% of outstanding accounts receivable. No other customers accounted for 10% or more of outstanding accounts receivable. As of December 31, 2004, three customers accounted for 24.9%, 17.1% and 16.3%, of outstanding accounts receivable. No other customers accounted for 10% or more of outstanding accounts receivable. The Company maintains an allowance for doubtful accounts receivable based upon its historical experience and the expected collectibility of all accounts receivable.

During the six-months ended June 30, 2006, two publishers accounted for 14.8% and 13.6% of total revenues (unaudited). No other publisher accounted for 10% or more of outstanding total revenues. During the year ended December 31, 2005, two publishers accounted for 15.6% and 10.0% of total revenues. No other publisher accounted for 10% or more of outstanding total revenues. During the year ended December 31, 2004, one publisher accounted for 26.2% of revenues. No other publisher accounted for 10% or more of outstanding total revenues.

High Voltage has no operations outside of the United States and no significant amount of revenue is derived from outside of the United States.

Comprehensive income

To date, High Voltage has not had any transactions required to be reported in comprehensive income other than its net income.

Recent accounting pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, A Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not anticipate a material impact on the financial statements from the adoption of this consensus.

In December 2004, the Financial Accounting Standards Board issued Statement No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which is a revision of SFAS No. 123, and supersedes APB No. 25. SFAS No. 123R requires all share-based payments to employees and directors, including grants of stock options, to be recognized in the statement of operations based on their fair values, beginning with the first annual period after December 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. The Company does not have any share-based payments in any period presented, so the adoption of SFAS No. 123R did not have an impact on the Company.

3. Accounts receivable

Accounts receivable consist of the following (in thousands):

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Accounts receivable	$2,517	$1,538	$1,052
Less: Allowance for doubtful accounts	(34)	(17)	—
	$2,483	$1,521	$1,052

4. Property and equipment

Property and equipment consists of the following (in thousands):

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Computer hardware and software	$44	$29	$10
Office furniture and equipment	30	26	14
	74	55	24
Less: Accumulated depreciation	(27)	(16)	(4)
	$47	$39	$20

5. Accrued and other liabilities

Accrued and other liabilities consist of the following (in thousands):

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Accrued pension contribution	$111	$111	$—
Deferred tax liability	2	6	3
Other accrued liabilities	155	132	74
	$268	$249	$77

6. Notes payable

High Voltage has a $200,000 line of credit with a bank which expired on June 1, 2006. Interest is payable monthly, at the lender’s base rate, 7.0% at December 31, 2005. The line is secured by substantially all of the Company’s assets and is personally guaranteed by Paul Epstein (the Company’s CEO). The amount owed and available for borrowing under the line-of-credit is $145,000 and $55,000, respectively, at December 31, 2005. At June 30, 2006, $145,000 remained outstanding under the expired line-of-credit. The balance outstanding under this line-of-credit was paid in August 2006.

At December 31, 2004, High Voltage had a $50,000 line-of-credit with a bank which expired on May 31, 2005. Interest was payable monthly, at the lender’s base rate plus 3.25%, 8% at December 31, 2004. The line was secured by substantially all of the Company’s assets and was guaranteed by the Small Business Administration. The amount owed and available for borrowing under the line-of-credit was $45,000 at December 31, 2004.

7. Related party transactions

Paul Epstein, the founder and Chief Executive Officer, loaned $5,000 and $2,500, respectively to the Company in 2004 and 2003 under non-interest bearing loans. In June 2004, $1,000 was repaid with the balance being repaid in January 2005.

8. Commitments and contingencies

The Company’s office facilities are leased under an operating lease that provides for minimum rentals and is subject to an annual increase based the consumer price index with a minimum increase of 3% and a maximum increase of 6%. The operating lease has a term that started in October 2004 and ends in September 2006. The lease can be extended for an additional two years. The initial rental rate for the extension period shall equal the prevailing market rate as defined in the lease. This lease was converted to a month-to-month lease in October 2006.

Future minimum lease payments under the non-cancelable lease is as follows (in thousands).

Year ending December 31,	Operating leases
2006	23
Total minimum lease payments	$23

Rent expense for the years ended December 31, 2005 and 2004, was $30,000 and $12,000, respectively.

Litigation

The Company may be subject to various claims and pending or threatened lawsuits in the normal course of business. Management believes that the outcome of any such lawsuits would not have a materially adverse effect on the Company’s financial position, results of operations or cash flows.

9. Shareholder’s equity

The Company is authorized to issue ten million shares in one class of stock with no par value.

10. Income taxes

There are no items that result in differences between income taxes computed at the California statutory rate and the provision recorded for income taxes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. For tax purposes returns have been filed using a cash method of accounting. The only significant component of the deferred tax liability is the differences resulting from different methods of accounting. Deferred tax liabilities were $6,000 and 3,000 at December 31, 2005 and 2004, which is included in other liabilities in the respective balance sheets.

11. Defined Benefit Pension Plan

High Voltage provides regular, full-time and part-time employees with noncontributory defined benefit pension benefits via the High Voltage Interactive, Inc. Defined Benefit Pension Plan (the Pension Plan). The Pension Plan consists of a tax qualified plan that is funded by company contributions to an irrevocable trust fund, which is held for the sole benefit of participants and beneficiaries. The Pension Plan was adopted in December of 2005. There were no participants receiving benefits from the Pension Plan as of December 31, 2005.

Benefits provided to employees under this plan are calculated under the individual entry age normal costs method.

The amount recorded in the Balance Sheet is reflective of the total projected benefit obligation (PBO), the fair value of plan assets and any deferred gains or losses at the measurement date. A measurement date of December 31 is used for the Pension Plan. The PBO is the actuarial present value of benefits expected to be paid upon retirement based upon estimated future compensation levels. The fair value of plan assets represents the current market value of cumulative company contributions made to an irrevocable trust fund, held for the sole benefit of participants, which are invested by the trust. Deferred gains or losses arise as a result of events that impact the plan and affect current and future net periodic cost/income, as permitted by accounting standards. Examples of such “events” include plan amendments and changes in actuarial assumptions such as discount rate, rate of compensation increases and mortality.

The principle underlying recognition of expense is that employees render service over their service lives on a relatively smooth basis and therefore, the income statement effect of the pension plan should follow the same pattern. The amount of net periodic cost that is recorded in the Statement of Operations consists of several components including service cost, interest cost, expected return on plan assets, and amortization of previously unrecognized gains or losses. Service cost represents the value of the benefits earned in the current year by the participants. Interest cost represents the time value of money cost associated with the passage of time. In addition, the net periodic cost is impacted by the anticipated income/loss from the return on invested assets, as well as the expense resulting from the recognition of previously deferred items. Certain items such as changes in employee base, plan changes and changes in actuarial assumptions would result in deferral of the expense impact of such events. Accounting standards require the use of an attribution approach which generally spreads expense of the deferred items over the service lives of the employees in the plan, provided such amounts exceed thresholds which are based upon the obligation or the value of plan assets.

Underlying both the calculation of the PBO and net periodic cost are actuarial valuations, as discussed above. These valuations reflect the terms of the Pension Plan and use participant-specific information such as salary, age and years of service, as well as certain assumptions which include estimates of discount rates, expected return on plan assets, rate of compensation increases and mortality rates.

As noted above, the PBO is the actuarial present value of benefits expected to be paid upon retirement based upon future compensation levels. The accumulated benefit obligation (ABO) is the present value of the actuarially determined company obligation for pension payments, assuming no further salary increases for employees. For instances in which the fair value of plan assets are less than the ABO, as of the measurement date (defined as an unfunded ABO position), a minimum liability equal to this difference is recognized in the Balance Sheet. The offset to the minimum liability results in establishing an intangible asset not exceeding unrecognized prior service cost. Any remaining offsetting amount results in a net of tax charge to the Accumulated gains and (losses) not affecting retained earnings section of Shareholder’s Equity in the Balance Sheet.

Summary of financial information:

The total retirement-related benefit plan cost included in the Statement of Operations for the year ended December 31, 2005 is $111,000.

As of December 31, 2005 the total projected benefit obligation was $111,000, the fair value of plan assets was zero and the associated liability position included in the Balance Sheet was $111,000.

The following table presents the components of net periodic pension cost (in thousands):

Year ended December 31, 2005
Service cost	$97
Interest cost	5
Amortization of prior service cost	9
Total net periodic cost	$111

The changes in the benefit obligations and plan assets as of December 31, 2005 were (in thousands):

Year ended December 31, 2005
Change in benefit obligation:
Benefit obligation at beginning of year	$—
Service cost	97
Interest cost	5
Amortization of prior service cost	9
Benefit obligation at beginning of year	$111

Fair value of plan assets at beginning of year	$—
Actual return on plan assets	—
Employer contributions	—
Fair value of plan assets at end of year	$—
Benefit obligation in excess of fair value of plan assets	$111
Accumulated benefit obligation	$111

Assumptions used to determine plan financial information:

Underlying both the calculation of the PBO and net periodic cost are actuarial valuations. These valuations use participant-specific information such as salary, age and years of service, as well as certain assumptions, the most significant of which include: estimates of discount rates, expected return on plan assets, rate of compensation increases, interest crediting rates and mortality rates. The company evaluates these assumptions, at a minimum, annually, and makes changes as necessary.

Following is information on assumptions which had a significant impact on net periodic cost and the year-end benefit obligations for the Pension Plan were as follows:

2005
Weighted-average assumptions used to determine net periodic cost for the year ended December 31:
Discount rate	6%
Expected long-term return on plan assets	6%
Rate of compensation increase	0%
Weighted-average assumptions used to determine benefit obligation at December 31:
Discount rate	—6%
Rate of compensation increase	—0%

The discount-rate assumptions used reflect the yields available on high-quality, fixed income debt instruments.

Expected returns on plan assets take into account long-term expectations for future returns and investment strategy. The use of expected long-term rates of return on plan assets may result in recognized pension income that is greater or less than the actual returns of those plan assets in any given year. Over time, however, the expected long-term returns are designed to approximate the actual long-term returns and therefore result in a pattern of income and expense recognition that more closely matches the pattern of the services provided by the employees. Differences between actual and expected returns, a component of unrecognized gains/losses, are recognized over the service lives of the employees in the plan, provided such amounts exceed thresholds which are based upon the obligation or the value of plan assets, as provided by accounting standards

The rate of compensation increases and mortality rates are also significant assumptions used in the actuarial model for pension accounting. The rate of compensation increases is determined by the company, based upon its long-term plans for such increases. Mortality rate assumptions are based on life expectancy and death rates for different types of participants.

FUNDED STATUS:

It is the company’s general practice to fund amounts for pensions sufficient to meet the minimum requirements set forth in applicable employee benefits laws and local tax laws.

Since the principal purpose of the Pension Plan is to provide benefits at normal retirement age, the principal goal of the investment of the funds in the plan should be both security and long-term stability with moderate growth commensurate with anticipated retirement dates of the participants. Investments, other than “fixed dollar” investments, should be included among the plan’s investments to prevent erosion by inflation. However, investments should be sufficiently liquid to enable the plan, on short notice, to make some distributions in the event of death or disability of a participant.

12.  Subsequent Events

On August 17, 2006, substantially all of the Company’s assets were sold to Aptimus, Inc. for approximately $5.9 million in cash.